EXHIBIT 23.1
Consent and Report of Independent Registered Public Accounting Firm
To the Board of Directors
Sturm, Ruger & Company, Inc.
We consent to the incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. (the “Company”) of our reports dated May 1, 2006 relating to our audits of the financial statements and internal control over financial reporting, appearing in the 2005 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2005.
Our report dated May 1, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expressed an opinion that management’s assessment that Sturm, Ruger & Company, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, our report expressed an opinion that Sturm, Ruger & Company, Inc. had not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
Our audit of the financial statements referred to in our aforementioned report also included the financial statement Schedule II of Sturm, Ruger & Company, Inc., listed in Item 15. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit of the financial statements. In our opinion, such financial statement Schedule II, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
McGladrey & Pullen, LLP
Stamford, Connecticut
May 1, 2006

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